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                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and
Stockholders of Airtech International Group, Inc.

    We consent to the incorporation by reference in this Amendment No. 4 to Form SB-2 Registration Statement of Airtech International Group, Inc. of our report dated August 31, 2000 appearing in and incorporated by reference in the Annual Report on Form 10-KSB of Airtech International Group, Inc. for the year ended May 31, 2000.

    We also consent to the reference of our Firm under the caption "Experts" in such Registration Statement.

/s/ Turner, Stone & Company, L.L.P.

Turner, Stone & Company, L.L.P.
Certified Public Accountants

Dallas, Texas
November 16, 2000